UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007

The Boston Beer Company, Inc. (Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Option to Chief Executive Officer

      At a special meeting held on December 21, 2007, the Board of Directors of the Company, upon the recommendation of its Compensation Committee, granted an option pursuant to the Company's Employee Equity Incentive Plan to the Company's President and Chief Executive Officer, Martin F. Roper, for up to 800,000 shares of the Company's Class A Common Stock (the "Option"). The Option is effective on January 1, 2008 and provides for a variable exercise price determined by multiplying $42.00, or, if greater, the closing price of the underlying shares on December 31, 2007, by the aggregate change in the DJ Wilshire 5000 Index (or in a successor broad market index selected by the Compensation Committee of the Company's Board of Directors, if the DJ Wilshire 5000 Index ceases to exist) from and after January 1, 2008 through the close of business on the trading date next preceding each date on which Mr. Roper exercises the Option. The exercise price is subject to further increase, so that the spread between the exercise price and the fair market value of the shares as to which the Option is being exercised, determined as the close of business on the trading date next preceding each date on which Mr. Roper exercises the Option, is capped at $70.00. The minimum exercise price will in all events be the closing price of the underlying shares on December 31, 2007. The Option will vest over a five-year period, commencing on January 1, 2014, at the rate of 20% per year, subject to acceleration pursuant to a defined schedule in the event of a change of ownership of the Company's Class B Common Stock. The number of shares subject to the Option will be fixed on the effective date of the grant, based on the closing price of the underlying shares on December 31, 2007, such that the value of the Option, as determined as of the effective date using the Monte Carlo simulation valuation methodology recommended by an independent consultant hired by the Company for purposes of valuing the Option, does not exceed $6.34 million. In any event, the number of shares subject to the Option will not exceed 800,000 shares.

Amendment to Employee Equity Incentive Plan

Based on the Compensation Committee's recommendation, the Company's Board of Directors, also at its meeting on December 21, 2007, amended the Company's Employee Equity Incentive Plan (the "Plan"), to increase the number of shares of the Company's Class A Common Stock issuable under the Plan by 1,000,000 shares. The amendment has been approved by the sole holder of the Company's Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: December 28, 2007	/s/ Martin F. Roper

Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.

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